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                                                                  EXHIBIT 99.B1B

                                 AMENDMENT NO. 1
                       AGREEMENT AND DECLARATION OF TRUST

                           INTEGRITY INVESTMENT TRUST

          A trust known as INTEGRITY INVESTMENT TRUST (the "Trust") was created by an Agreement and Declaration of Trust dated October 18, 1990 by James A. Dreher, Trustee, on behalf of himself and all other persons who became trustees thereunder. Section 7.3 of that Agreement and Declaration of Trust provides that the provisions of the Agreement and Declaration of Trust may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing signed by a majority of the then trustees of the Trust. Pursuant to the authority granted by Section 7.3 and Section 4.2 of the Agreement and Declaration of
Trust:

          1. The name of the Trust shall be changed to "UNIVERSAL CAPITAL INVESTMENT TRUST"; and

          2. The name of the Sub-Trust previously designated "Integrity Growth Fund" shall be changed to "UNIVERSAL CAPITAL GROWTH FUND";
in each case, to be effective immediately upon execution hereof.

                        *         *          *          *

          IN WITNESS WHEREOF, the undersigned, the sole Trustee and the President of the Trust, hereby certifies that the foregoing amendment was duly adopted by the sole Trustee of the Trust on November 2, l990, and has hereunto set his hand and seal this 2nd day of November, 1990.

                                   /s/ James A. Dreher
                                   -----------------------------------
                                   James A. Dreher
                                   Trustee and President,
                                   Integrity Investment Trust

State of Illinois    )
                     )
County of DuPage     )

          James A. Dreher, personally known to me and personally known to me to be the sole Trustee and the President of Integrity Investment Trust, appeared before me in Oakbrook Terrace, Illinois and acknowledged the foregoing to be his free act and deed, this 2nd day of November, 1990.

                                        /s/ Barbara Ann Cummings
                                        ---------------------------------
                                               Notary Public